Exhibit 10.3

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of March 13, 2020 (the “Amendment Effective Date”), by and between Michael Sicoli and Internap Corporation, a Delaware Corporation (the “Company,” and together with Executive, each a “Party”, and collectively, the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement, dated August 26, 2019 (the “Agreement”); and

WHEREAS, the Executive and the Company wish to amend a certain provision of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, Executive and the Company agree as follows:

1.	Section 1.4 is amended to add the following clause (d):

(d)  Executive will be eligible to receive a one-time bonus equal to $575,000 (the “Incentive Bonus”).  Fifty percent of the Incentive Bonus will be payable within five days following the consummation of the chapter 11 plan contemplated by that certain Restructuring Support Agreement, dated as of March 13, 2020, among the Company and the other parties thereto (the “Initial Incentive Bonus Payment Date”).  The remaining fifty percent of the Incentive Bonus will be payable on March 31, 2021 (the “Second Incentive Bonus Payment Date”, and together with the Initial Incentive Bonus Payment Date, the “Payment Dates”).  Executive will forfeit any unpaid portion of the Incentive Bonus if Executive experiences a Termination other than a Qualifying Termination prior to the applicable Payment Date.  Notwithstanding the foregoing, in the event of Executive experiences a Qualifying Termination, Executive will be paid any unpaid and unforfeited portion of the Incentive Bonus on the later of (x) the Initial Incentive Bonus Payment Date and (y) the date of such termination.

2.     Except to the extent expressly modified or amended by this Amendment, all terms and provisions of the Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

3.     This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

Company:

INTERNAP CORPORATION

/s/ Richard Diegnan
Name: Richard Diegnan
Title: Executive Vice President, General Counsel

EXECUTIVE:

/s/ Michael Sicoli
Michael Sicoli

[Signature Page to Amendment No. 1 to Employment Agreement]